UNITED STATES

SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

Current Report

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): September 3, 2019

First Busey Corporation
(Exact name of registrant as specified in its charter)

Nevada	0-15950	37-1078406
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

100 W. University Ave.
Champaign, Illinois 61820
(Address of principal executive offices) (Zip code)

(217) 365-4544
(Registrant's telephone number, including area code)

N/A

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§ 230.405 of this chapter) or Rule 12b– 2 of the Securities Exchange Act of 1934 (§ 240.12b–2 of this chapter). ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, $0.001 par value	BUSE	The Nasdaq Stock Market LLC

Item 7.01.	Regulation FD Disclosure.

On September 3, 2019, First Busey Corporation, a Nevada corporation (the “Company”), issued a press release announcing the completion of the previously announced merger of Busey Bank, the Company’s wholly-owned subsidiary, with Investors’ Security Trust Company, a Florida corporation. While this acquisition is expected to add to the Company’s wealth management offerings, it is not expected to have any immediate, material impact to the Company’s earnings or overall business.

A copy of the press release is furnished herewith as Exhibit 99.1 and incorporated herein by reference.

The information furnished pursuant to this Item and the related exhibits shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or incorporated by reference in any filing under the Securities Act of 1933, as amended, or the Exchange Act, except as may be expressly set forth by specific reference in such filing. The furnishing of information pursuant to this Item 7.01 will not be deemed an admission as to the materiality of any information in this Current Report on Form 8-K that is required to be disclosed solely by Regulation FD.

Item 9.01.	Financial Statements and Exhibits.

Exhibit No.	Description

99.1	Press Release, dated September 3, 2019.

Signatures

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: September 3, 2019	First Busey Corporation

	By:	/s/ Van A. Dukeman
	Name:	Van A. Dukeman
	Title:	President and Chief Executive Officer